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                                                                    EXHIBIT 5.1


                               SCHNADER HARRISON
                               SEGAL & LEWIS LLP

                                ATTORNEYS AT LAW

    SUITE 3600 * 1600 MARKET STREET * PHILADELPHIA, PENNSYLVANIA 19103-7286

                          215-751-2000 * FAX: 215-751-2205
                              http://www.shsl.com

                                 March 31, 2000


PubliCARD, Inc.
620 Fifth Avenue
7th Floor
New York, NY 10020


Dear Ladies and Gentlemen:

         We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") registering 118,369 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), which shares are being offered or sold by two selling shareholders.

         In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, rules or regulations.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                         /s/ SCHNADER HARRISON SEGAL & LEWIS LLP



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